Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4/A of our report dated January 06, 2025, relating to the financial statements of Black Titan Corporation as of July 31, 2024 and for the period from July 11, 2024 (inception) to July 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

July 03, 2025

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